INDENTURE AGREEMENT

BY AND BETWEEN

DISTRIBUCIÓN Y SERVICIO D&S S.A.

AND

BANCO DE CHILE

In Santiago, Chile, on December 29, 2006, before me, EMILIO POMAR CARRASCO, Alternate Notary Public to Mr. JOSE MUSALEM SAFFIE, Regular Notary of the Forty-Eighth Notarial Office of Santiago, domiciled in this city at Huérfanos 770, 3rd floor, pursuant to Decree No. 723-2006 of the Presidency of the Court of Appeals dated November 23, 2006, filed at the end of the November 2006 Registries, there appeared:

MIGUEL AFIF NÚÑEZ SFEIR, Chilean, married, business administrator, national identity card No. 10.087.763-5, on behalf, as shall be evidenced, DISTRIBUCIÓN Y SERVICIOS D&S S.A., a corporation engaged in supermarket exploitation, incorporated and validly existing under the laws of the Republic of Chile, taxpayer identification No. 96.439.000-2, both domiciled, for these purposes, at Avenida Eduardo Frei Montalba 8301, borough of Quilicura, city of Santiago, hereinafter the "Issuer," as one party; and as the other,

Mr. ALBERTO ESQUIVEL MUÑOZ, Chilean, married, business administrator, national identity card No. 6.374.597-9, and Mr. RODRIGO LE-BEUFFE SOUPER, Chilean, married, businessman, national identity card No. 8.795.131-6, both on behalf of, as shall be evidenced, BANCO DE CHILE, a juristic person engaged in banking, all domiciled at Ahumada 251, borough and city of Santiago, acting as the Bondholders Representative and Paying Bank, hereinafter the "Bondholders Representative," the "Representative" or the "Paying Bank."

The parties are of age, evidence their identity by the aforesaid identity cards and state that in accordance with resolutions adopted by the Board of Directors of DISTRIBUCIÓN Y SERVICIO D&S S.A., they hereby enter into an Indenture Agreement, hereinafter the "Agreement," pursuant to the final subparagraph of Article 104 of the Securities Market Law 18,045, hereinafter the "Securities Market Law," according to which certain electronic Bonds will be issued by DISTRIBUCIÓN Y SERVICIOS D&S S.A., hereinafter also the "Bonds," for placement on the general market and deposit in the DEPÓSITO CENTRAL DE VALORES S.A, DEPÓSITO DE VALORES, hereinafter the "DCV." All of such acts shall be governed by the stipulations contained herein and by the provisions in the Securities Market Law, in Law 18,046, hereinafter the "Companies Law," in the Regulations to the Companies Law, in Law 18,876 on Private Securities Custody Depositaries, hereinafter the "DCV Law," the Regulations to the DCV Law, hereinafter the "DCV Regulations," the Internal Regulations of the Depósito Central de Valores S.A., Depósito de Valores, hereinafter the "DCV Internal Regulations," and the other laws and regulations applicable to the matter.

FIRST: DEFINITIONS

1. Without prejudice to the definitions contained in other parts hereof, for purposes of this Agreement and its schedules, unless the context clearly indicates otherwise,

(i) capitalized terms shall have the meaning ascribed thereto in No. 2 of this first clause, except solely when they are at the start of a sentence or represent a proper name; and

(ii) the terms defined in No. 2 of this first clause may be used in singular and in plural for purposes hereof.

2. For all purposes, hereof, the terms indicated below shall be understood according to the definition indicated for each thereof:

Placement Agent means Larraín Vial S.A., Corredora de Bolsa;

Business Day means a day when banks and financial institutions open their doors to the public to perform transactions forming part of their business;

Newspaper means El Mercurio of Santiago and if it does not exist, the Official Gazette.

Financial Statements means the general balance sheet, income statement, cash flow statement and other consolidated information on the Issuer contained in the FECU;

FECU means the consolidated Uniform Codified Statistical Record that entities registered in the Securities Registry must present from time to time to the Superintendency or such other instrument replacing it. In this latter case, the references herein to specific items in the actual FECU shall be deemed made to those in which such items must be annotated in the instrument replacing the FECU. References made herein to FECU accounts correspond to the FECU for the third quarter of 2006, save specific stipulation otherwise;

NCG 77 means General Rule No. 77 dated January 20, 1998, of the Superintendency, as amended.

Superintendency means the Superintendency of Securities and Insurance;

Holders means the Holders of Bonds not convertible to shares that are issued as part of the issue indicated herein; and

Unidad de Fomento means the system of adjustment authorized by the Central Bank of Chile under the power conferred thereupon in No. 9 of Article 35 of Law 18,840, the Constitutional Organic Charter of the Central Bank of Chile, according to the power conferred thereupon in No. 9 of Article 35 of Law 18,840, the Constitutional Organic Charter of the Central Bank of Chile, as published by such Central Bank in the Official Gazette in observance of Chapter II.B.3 on "Systems of Adjustment Authorized by the Central Bank of Chile. Resolution No. 5-07-900105," of the Compendium of Financial Regulations or the regulations replacing them in the future.

SECOND: INFORMATION ON THE ISSUER

1. General Information

A. Name: DISTRIBUCIÓN Y SERVICIO D&S S.A.

6. Registered Offices: The Issuer’s registered offices set down in its by-laws are the borough of Quilicura, Metropolitan Region, notwithstanding the agencies or branches that the Board of Directors agrees to establish in other cities in the country or abroad.

C. Headquarters: The headquarters of the Issuer are at Avenida Eduardo Frei Montalva 8301, borough of Quilicura, city of Santiago.

D. Taxpayer Identification No.: The taxpayer identification number of the Issuer is 96.439.000-2.

2. Legal Incorporation

DISTRIBUCIÓN Y SERVICIO D&S S.A. is a corporation that was incorporated by public deed executed September 17, 1985 in the Santiago Notarial Office of Mr. Enrique Morgan Torres. An abstract thereof was registered on page 14695, No. 7603, of the Commercial Registry of the Santiago Real Estate Registrar on September 17, 1985, and published in the Official Gazette on September 21, 1985. DISTRIBUCIÓN Y SERVICIO D&S S.A. is registered under No. 593 of the Securities Registry of the Superintendency of Securities and Insurance, made on October 22, 1996.

3. Senior or Preferred Debt

The Issuer has no senior or preferred debt on this date, except for the transactions described below:

(a) Direct collateral granted by the Issuer:

(i) A mortgage in favor of BANCO SANTANDER SANTIAGO on property located in the borough of Lo Barnechea. The book value of the mortgaged property was 26,000,168,314 pesos in September 2006. This is a general mortgage for all future debt owed by the Issuer to Banco Santander Santiago.

(b) Direct collateral granted by the Issuer’s subsidiaries: None.

THIRD: INFORMATION ON THE BONDHOLDERS REPRESENTATIVE

1. Appointment. The Issuer hereby appoints BANCO DE CHILE as the Representative of the Holders of the Bonds issued hereunder. Through its representatives appearing herein, BANCO DE CHILE accepts this appointment and the fee stipulated in its favor in Section 13 hereof.

2. General Information

A. Name: BANCO DE CHILE

5. Registered Offices: The registered offices of BANCO DE CHILE are the city and borough of Santiago, Chile.

C. Headquarters: The headquarters of the main offices of BANCO DE CHILE are at Ahumada 251, borough and city of Santiago.

D. Taxpayer Identification No.: The taxpayer identification number of BANCO DE CHILE is 97.004.000-5.

3. Legal Incorporation

BANCO DE CHILE is a bank with legal capacity and its own equity established by the merger of Banco Nacional de Chile, Banco de Valparaíso and Banco Agrícola, pursuant to the public deed dated October 28, 1893, executed in the Santiago Notarial Office of Mr. Eduardo Reyes Lavalle and authorized by Executive Decree dated November 28, 1893, registered on page 125, No. 150, of the 1893 Commercial Registry of the Santiago Real Estate Registrar. BANCO DE CHILE, the legal continuer of the foregoing as provided in Article 21 of Law 19,396, was incorporated by public deed dated July 19, 1996, executed in the Santiago Notarial Office of Mr. René Benavente Cash and authorized by Resolution No. 132 of September 17, 1996, rectified by Resolution dated September 20, 1996, both issued by the Superintendency of Banks and Financial Institutions, and registered on page 23859, No. 18638, of the 1996 Commercial Registry of the Santiago Real Estate Registrar, published in the Official Gazette on September 26, 1996.

4. Fee

The Bondholders Representative will receive the fee stipulated in Section 13 hereof.

FOURTH: INFORMATION ON THE SECURITIES DEPOSITARY

1. Appointment

Since the Bonds issued hereunder will be electronic, the Issuer has appointed Depósito Central de Valores S.A., Depósito de Valores, to keep such Bonds on deposit.

2. General Information

A. Name: DEPÓSITO CENTRAL DE VALORES S.A., DEPÓSITO DE VALORES

8. Registered Offices: The registered offices of DCV stipulated in its by-laws are the city and borough of Santiago.

C. Headquarters: The headquarters of DCV are at Huérfanos 770, 17th floor, borough and city of Santiago.

D. Taxpayer Identification No.: The taxpayer identification number of DCV is 96.666.140-2.

3. Fee

As provided in the Agreement on Registration of Electronic Fixed-Income Securities Issues and Financial Intermediation signed prior to this date by the Issuer and DCV, the services of instrument registration and entry of electronic securities under such agreement will not be subject to any fee among the parties. This shall not preclude DCV from charging its depositors the fees defined in the DCV Internal Regulations in regard to the “Deposit by Electronic Issuers,” which will be paid by the person in whose account the electronic securities are credited, even if such depositor is the Issuer itself.

FIFTH: INFORMATION AND CHARACTERISTICS OF THE BOND FACILITY AND OF THE BONDS ISSUED THEREUNDER

1. Maximum Amount of the Bond Facility and Adjustment

The aggregate maximum amount of the Bond facility that is agreed upon herein will be equal in local currency to six million Unidades de Fomento. The Bonds issued under the facility and the amount payable in each installment, both for principal as well as interest, will be denominated in Unidades de Fomento and, therefore, the amount thereof will be adjusted by the change in the rate for the Unidad de Fomento and payable in the equivalent in local currency at the rate for the Unidad de Fomento on the expiration date of the respective installment. For these purposes, the publications of the Unidad de Fomento rate made by the Central Bank of Chile in the Official Gazette in accordance with No. 9 of article 35 and the only transitory article in Law 18,840, the Organic Law of the Central Bank of Chile, will be deemed valid. If for any reason the Unidad de Fomento ceases to exist or the way in which it is calculated is changed, the change in the Consumer Price Index will be used for adjustment in substitution, as calculated by the National Statistics Bureau or successor or replacement thereof, between the first day of the calendar month when the Unidad de Fomento ceases to exist or the changes in the calculation thereof take effect and the last day of the calendar month immediately prior to the expiration date of the respective installment.

2. Series and Numbering of Securities

For purposes of this facility, the Bonds may be issued in one or more series which may, in turn, be divided into subseries. Any reference to series or to each of the series in general without indicating a subseries shall be deemed made or extended to the subseries of the respective series. The numbering of certificates will be correlative within the series or subseries of each of the series of Bonds issued under this Bond facility, as applicable, starting with No. 0001, and each certificate shall represent and constitute a Bond in the respective series or subseries, as applicable. The DCV shall advise the Issuer of the number, series and subseries of the certificate that must be issued at the time a request is made to materialize a Bond, which will replace the electronic Bond with the same number in the corresponding series or subseries, and such electronic Bond shall be null and void. In this case, the corresponding annotation shall be made in the Electronic Issues Registry indicated in NCG 77.

3. Number of Bonds in each Series

The first issue of Bonds made under the facility shall involve one series, which will be divided into the number of Bonds indicated in section 6.3 hereof. The series corresponding to Bond issues made against the facility after the first issue identified in Section 6 hereof shall be divided into the number of Bonds determined in the respective supplemental deeds hereto, hereinafter the "Supplemental Deeds."

4. Par Value of each Bond

The par value of each of the Bonds forming part of the first issue against the facility will be the value indicated in Section 6.4 hereof. The par value of each of the Bonds forming part of issues under the facility made after the first issue identified in Section 6 below will be the par value determined in the respective Supplemental Deeds.

5. Period of Placement

The period of placement of the Bonds forming part of issues under the facility made after the first issue identified in Section 6 below will be the period determined in the respective Supplemental Deeds.

6. Facility Term

The Bond facility will be in effect for no more than 10 years from the date hereof, during which time all payment obligations of the different Bond issues made under this facility must expire. The foregoing notwithstanding, the last Bond issue under the facility may include payment obligations expiring after such 10-year period. The Issuer shall therefore stipulate in the respective instrument or certificate recording such issue that it is the last issue made under this facility.

7. Form and Assignment of Certificates

The certificates of the Bonds issued under this facility will be bearer and electronic. As long as they continue to be electronic, they shall remain on deposit with the DCV and the assignment of positions in regard thereto shall be made according to the rules in the DCV Law, in particular articles 7 and 21; according to the rules in NCG 77; and according to the provisions in the DCV Regulations and in the DCV Internal Regulations. Regardless, the transactions performed between position holders may not be less than a minimum tradable position. The Bonds shall be paper and withdrawn from the DCV in the manner provided in section 7 hereof. The assignment of Bonds for which paper certificates have been issued will be assigned by material delivery of such certificates according to general rules.

The Bonds in the first issue under the facility shall accrue interest on the unpaid principal indicated in Section 6.7 hereof or the interest indicated in the respective Supplemental Deeds for subsequent issues, as applicable.

The Bonds in the first issue under the facility shall begin to earn interest and adjustments on the date indicated in Section 6 hereof while the Bonds in subsequent issues shall earn interest and adjustments on the dates indicated in the respective Supplemental Deeds.

9. Coupons for the Payment of Interest and Amortizations

The coupons for each certificate of electronic Bonds do not physically or materially exist, and are references for payment of the corresponding installments of interest and principal amortizations. Payments thereof shall be made according to the procedure in the DCV Internal Regulations. Interest and principal amortizations will be paid according to the list prepared by the DCV for this purpose and notified to the Paying Bank or the designate of the Issuer, as the case may be, on the respective maturity date, following the procedure established in the DCV Law, in the DCV Regulations and in the DCV Internal Regulations. Coupons corresponding to electronic Bonds shall be deemed removed from the Bonds and void at the time of delivery of such list. The interest and principal amortizations for paper Bonds will be paid to whomever presents the respective certificate against delivery of the corresponding coupon, which will be cut off and become void. The electronic Bonds will be deemed to bear and, if relevant, paper certificates shall bear, the number of coupons for payment of interest and principal amortizations indicated in Section 6.8 hereof in regard to Bonds forming part of the first issue under the facility or in the respective Supplemental Deeds hereto in regard to following issues. Each coupon shall indicate the value thereof, expiration date and number, series and subseries of the Bond to which it belongs.

10. Early Redemption

Save stipulation otherwise for one or more series in the respective Supplemental Deed stipulating the conditions thereof, the Issuer may redeem all or part of the Bonds issued under the facility early, as of the date indicated in such Supplemental Deeds for the respective series or in Section 6.9 of this deed in regard to Bonds forming part of Series E in the first issue under the facility. The Bonds shall be deemed redeemed at the equivalent to the unpaid balance of principal, plus interest accrued in the period from the day following the last installment of interest paid to the date of redemption. If a part of the Bonds in any series or subseries is redeemed early, the Issuer shall hold a raffle before a notary to determine the Bonds that will be redeemed. For these purposes, the Issuer will publish a notice in the Newspaper and notify the Bondholders Representative and the DCV by letter delivered to the addresses thereof by a notary, all at least 15 days in advance of the date when the raffle is to be held. That notice and such letter shall indicate the amount in Unidades de Fomento to be redeemed early, and the series and subseries of the Bonds that will be redeemed, the notary before whom the raffle will be held, and the day, time and place when it will be held. The Issuer, the Bondholders Representative, DCV and the Bondholders who wish may attend the raffle. The early redemption procedure will not be invalidated if any of such persons does not attend the raffle. A certificate of the raffle will be prepared by the respective notary certifying the number, series and subseries of Bonds raffled. A certificate will be filed in the Public Deeds Registries of the Notary before whom the raffle is held. The raffle should be held at least 30 days in advance of the date when the early redemption is to take place. The Bonds that will be redeemed early according to the raffle shall be published once within 5 days following the raffle, indicating the number, series and/or subseries of each. A copy of the certificate shall also be sent to the DCV no later than the Business Day following the raffle in order for the DCV to report the outcome of the raffle to its depositors through its own systems. If electronic Bonds are redeemed through the raffle, i.e. they are in deposit with the DCV, the provisions in the DCV Regulations shall apply to determine the depositors whose Bonds have been redeemed, as provided in article 9 of the DCV Law. If the early redemption includes all of the Bonds of a series or subseries in circulation, a notice will be published once in the Newspaper indicating that fact and the Bondholders Representative and DCV will be given notice by letter delivered by a notary to their registered offices, all at least 30 days in advance of the date when the early redemption is to be made. Efforts shall also be made for DCV to advise this fact to its depositors through its own systems. The date chosen to make the early redemption should be a Business Day. Interest on the redeemed Bonds shall accrue only through the day of the early redemption and as of that date, the redeemed Bonds shall not accrue any adjustment. Accordingly, the interest and adjustments on the Bonds raffled or redeemed early shall cease and shall be payable from the day when the corresponding amortization is paid.

11. Dates, Place and Modalities of Interest and Amortization Payments

Interest shall accrue and be paid on the dates indicated in Section 6 hereof, in regard to the Bonds forming part of the first issue under the facility, or on the dates indicated in the respective Supplemental Deeds, in regard to the subsequent issues. Principal amortizations of Bonds shall be made on the dates indicated in Section 6 hereof, in regard to the Bonds forming part of the first issue under the facility, or on the dates indicated in the respective Supplemental Deeds, in regard to subsequent issues. If any of the dates set for payment of interest or principal amortizations is not a Business Day, the payment of the respective interest installment or principal amortization shall be made on the next succeeding Business Day. The amount payable for interest or amortization on each date will be the amount indicated for the respective series or subseries in the corresponding payment schedule. Interest and principal not collected on the corresponding dates shall not accrue further interest or adjustments, nor shall the Bonds accrue interest or adjustments after the expiration date or, as the case may be, the date of their early redemption, unless the Issuer becomes delinquent in the payment of the respective installment, in which case the unpaid sums shall accrue interest equal to the maximum conventional interest on adjustable transactions in local currency. Such interest shall accrue from the delinquency or simple delay in payment through full payment of the relevant amounts. It is further stipulated that a delay by the Bondholder in collecting any installment or coupon shall not make the Issuer delinquent or late in the payment of principal, interest or adjustments. Installments of interest and amortizations of the Bonds issued under this facility shall be paid in the place indicated in Section 14 hereof.

12. Collateral

There shall be no collateral on the Bonds, notwithstanding the right of general pledge conferred by the law upon creditors.

13. Inconvertibility

The Bonds issued under the facility will not be convertible to shares.

14. Economic Conditions of the Bonds

The Bonds forming part of the first issue made under this facility will be for the amount and will have the special characteristics and conditions indicated in Section 6 hereof. The Bonds forming part of one or more issues made under this facility after such first issue identified in Section 6 hereof will be for the amount and will have the special characteristics and conditions specified in the respective Supplemental Deeds, which must be executed upon each issue and must indicate at least the following, in addition to the stipulations established in due course in general rules issued by the Superintendency:

(a) The total amount of the respective issue to be placed, specifying the currency or unit of adjustment and the form of adjustment, as the case may be.

(b) The series into which such issue is divided and the numbering of the certificates of each series;

(c) The number of Bonds involved in each series;

(d) The par value of each Bond;

(e) The period of placement of the respective issue;

(f) The term of the Bonds;

(g) The interest rate on the Bonds or procedure for calculation thereof; specify the base in days to which the interest rate refers and express it terms of the period in which the interest will be paid and indicate the date from which the respective Bonds will begin to earn interest and adjustments;

(h) Whether the Bonds will bear coupons for the payment of interest and amortizations. The value thereof must be indicated in a payment schedule, which will be filed in an attachment to the respective deed. Such payment schedule should contain at least the following information on the Bonds: the number of interest installments; the number of amortization installments, the interest and amortization payment dates; the amount of interest payable for each coupon; the total amount of interest, adjustments and amortization payable for each coupon; and the balance of principal owed after paying the total installment, respectively. A payment schedule must be presented for each series when there is more than one;

(i) The date or period of extraordinary amortization.

15. Statement of Bonds Placed

The Issuer shall declare the total amount of placement, the number of Bonds placed and in circulation of such placement, indicating the series, subseries, par value and numbers of certificates, by public deed within 10 Business Days following the date of placement of all Bonds forming part of an issue under the facility or following the date of expiration of the period of placement, which shall be annotated at the margin of this Indenture Agreement. If such statement is not made, it may be made at any time by the Representative using the information available.

SIXTH: INFORMATION AND CHARACTERISTICS OF THE BONDS IN THE FIRST ISSUE UNDER THE FACILITY

The Bonds forming part of the first issue under the facility agreed upon herein will have the following characteristics:

1. Amount and Adjustment

The total par value of the Bonds forming part of this first issue under the facility will be one million two hundred thousand Unidades de Fomento. The adjustment stipulated in Section 5.1 hereof will apply to the Bonds forming part of this first issue under the facility, as of March 1, 2007.

2. Series and Numbering of Certificates

This first issue of Bonds under the facility will entail one series, called Series E. The certificates will be numbered correlatively from 0001 to 1200, both numbers included.

3. Number of Bonds in the E Series

The E Series will be divided into 1,200 Bonds.

4. Par Value of each Bond

The Par Value of each Series E Bond will be 1,000 Unidades de Fomento.

5. Period of Placement

The Series E Bonds will be placed in a period of 36 months as from the date that this issue is registered in the Securities Registry of the Superintendency.

6. Bond Term

The Series E Bonds will expire March 1, 2015.

7. Interest Rate

The Series E Bonds will accrue real interest on the unpaid principal, expressed in Unidades de Fomento, at a rate of 3.5% annually, in arrears, calculated on a 360-day year, compounded semi-annually. This rate will be expressed in terms of the period when the interest will be paid, calculated on the basis of 180-day semesters, at a real rate of 1.7349497%. This interest will accrue as of March 1, 2007.

8. Coupons for the Payment of Interest and Amortizations

The electronic Series E Bond shall be understood to bear, and as the case may be, the paper certificates shall bear, 19 coupons for the payment of interest and principal amortization. The amount of coupons is indicated in the payment schedule filed as Schedule 1 hereto in this act, under the same journal number as this deed, which is understood to form an integral part hereof for all legal purposes. Such payment schedule contains the following information on the Series E Bonds: the number of interest installments; the number of amortization installments; the interest and amortization payment dates; the amount of interest payable for each coupon; the total amount of interest, adjustments and amortizations payable for each coupon; and the principal balance owed after paying the total installment.

9. Early Redemption

The Series E may be amortized on an extraordinary basis in whole or in part, at the Issuer's discretion, on any interest and amortization payment date during the term of the Series E. For these purposes, the Issuer shall comply with the stipulations in Section 5.10 hereof.

10. Interest and Amortization Payment Dates

(i) Interest accruing on the Series E Bonds shall be paid in 19 installments payable on the following dates:

First installment, to expire September 1, 2007;

Second installment, to expire March 1, 2008;

Third installment, to expire September 1, 2008;

Fourth installment, to expire March 1, 2009:

Fifth installment, to expire September 1, 2009;

Sixth installment, to expire March 1, 2010;

Seventh installment, to expire September 1, 2010;

Eighth installment, to expire March 1, 2011;

Ninth installment, to expire September 1, 2011;

Tenth installment, to expire March 1, 2012;

Eleventh installment, to expire September 1, 2012;

Twelfth installment, to expire March 1, 2013;

Thirteenth installment, to expire September 1, 2013;

Fourteenth installment, to expire March 1, 2014;

Fifteenth installment, to expire September 1, 2014;

Sixteenth installment, to expire March 1, 2015;

Seventeenth installment, to expire September 1, 2015;

Eighteenth installment, to expire March 1, 2016;

Nineteenth installment, to expire September 1, 2016.

(i) Principal amortizations of Series E Bonds shall be made in 19 installments that will expire on the following dates:

First installment, to expire September 1, 2007;

Second installment, to expire March 1, 2008;

Third installment, to expire September 1, 2008;

Fourth installment, to expire March 1, 2009:

Fifth installment, to expire September 1, 2009;

Sixth installment, to expire March 1, 2010;

Seventh installment, to expire September 1, 2010;

Eighth installment, to expire March 1, 2011;

Ninth installment, to expire September 1, 2011;

Tenth installment, to expire March 1, 2012;

Eleventh installment, to expire September 1, 2012;

Twelfth installment, to expire March 1, 2013;

Thirteenth installment, to expire September 1, 2013;

Fourteenth installment, to expire March 1, 2014;

Fifteenth installment, to expire September 1, 2014;

Sixteenth installment, to expire March 1, 2015;

Seventeenth installment, to expire September 1, 2015;

Eighteenth installment, to expire March 1, 2016;

Nineteenth installment, to expire September 1, 2016.

SEVENTH: CERTIFICATES

1. Issuance and Withdrawal of Certificates

Since the Bonds issued under this facility will be electronic and, therefore, subject to the pertinent rules in the DCV Law, in the DCV Regulations, in NCG 77 and in the DCV Internal Regulations, the delivery of certificates, understood to be a delivery made at the time of placement, shall not be made physically as they are electronic instruments. Instead, it shall be made magnetically, through an electronic instruction addressed to DCV. For purposes of each placement, a position will be opened in the account kept by DCV for the Placement Agent for the Bonds that will be placed. The transfers between the Placement Agent and the position holders shall be made by purchase and sale transactions that will be perfected in invoices to be issued by the Placement Agente that will contain the nominal amount of investment, expressed in minimum tradable positions, which will be registered through the DCV systems. The position accounts of each of the investors acquiring certificates shall be credited and the account of the Placement Agent shall be debited. Certificate holders may trade positions either directly as a DCV depositor or through a depositor acting as an intermediary and they may request certifications from the DCV pursuant to articles 13 and 14 of the DCV Law. Pursuant to article 11 of the DCV Law, DCV depositors may only request withdrawal of one or more certificates of the Bonds in the cases and conditions determined by the Superintendency in a general rule. The Issuer shall proceed in each case, at its expense, to physically prepare such certificates. The following procedure must be used in physically preparing certificates: (i) after any one of the events occurs that allows certificates to be issued on paper and withdrawn from the DCV, based on a respective request by a depositor, DCV shall request that the Issuer physically prepare one or more certificates, indicating the series and subseries and number of the Bonds to be issued on paper; (ii) the way in which the depositor must request materialization and withdraw the certificates and the period for the DCV to make the request to the Issuer shall be regulated in rules governing the relations between them; (iii) the Issuer shall determine the print shop entrusted with printing the certificates, notwithstanding the agreements it makes on the matter with the DCV; (iv) the Issuer shall deliver physical certificates to the DCV in the period of 30 Business Days after the date of request for issue thereof by DCV; (v) the physical certificates should comply with the security standards established now or in the future by the Superintendency and contain coupons representing maturities expressed in the payment schedule of the respective series or subseries; (vi) prior to delivery from the Issuer, the Issuer shall remove and void coupons expired on the date of materialization of this certificate;

2. Procedure in the Case of Misplacement, Theft or Robbery, Ruin or Destruction and Replacement or Exchange of Certificates or Coupons

The misplacement, theft or robbery, ruin or destruction of a certificate or of one or more coupons thereof that has been withdrawn from the DCV and, therefore, is on paper, as indicated in number 1 above, shall be the exclusive risk of the Holder thereof and the Issuer is thus released from any liability. The Issuer shall only be obligated to issue a duplicate of the respective certificate or coupon in replacement of the physical original, if so ordered by a final and binding court decision rendered by an ordinary court that specifies the series, subseries, date and number of the corresponding certificate or coupon, after guarantee has been established in favor of the Issuer and to the discretionary satisfaction thereof for an amount equal to that of the certificate or coupon for which a duplicate has been requested. This guarantee shall remain in place for a period of 5 years from the date of the last maturity of the certificate or coupons being replaced. However, if a certificate and/or coupon is damaged before it is voided or the essential indications thereof are destroyed, the Issuer may issue a duplicate after the interested party publishes a notice in a widely circulated national newspaper informing the public that the original certificate is void. In this case, the requester shall deliver the ruined certificate and coupon to the Issuer before the duplicate is issued thereto. In these cases, the Issuer reserves the right to request the guarantee indicated herein above. In all the above situations, the duplicate certificate shall indicate that the respective formalities have been completed. All costs associated with the procedures described above, including, but not limited to, the corresponding publications, fees of advisors assisting those requesting replacement or exchange of a certificate, and the costs inherent to issuing a replacement certificate, shall be paid by the requester.

3. Stipulations that are deemed incorporated to the Certificates of Electronic Bonds:

(i) The name and address of the Issuer and legal information on its legal incorporation;

(ii) The city, date and notarial office where this Indenture Agreement and Supplemental Deeds hereto, if any, were executed and the number and date of registration in the Securities Registry.

(iii) Serial and subserial number of the Bonds and the correlative number of the certificate;

(iv) The par value of the Bond and the number of Bonds represented by the certificate;

(v) An indication that the electronic Bonds are bearer;

(vi) The face value of the facility and of the respective issue and period of placement thereof;

(vii) The term of the Bonds;

(viii) Certification that the issue is unsecured;

(ix) The form of adjustment of the Bonds, interest rate, a description of the interest calculation procedure, the form and date of amortization and the dates and place of payment of interest, adjustments and amortizations;

(x) The date from which the Bonds earn interest and adjustments and from which the period of amortization begins to run;

(xi) The name of the Bondholders Representative and the way in which the replacement thereof must be informed;

(xii) An indication that only Holders who, on the closing date, have a position in the respective electronic Bonds and are reported by the DCV to the Issuer according to article 12 of the DCV Law and who, if relevant, provide the certificate indicated in Article 32 of the DCV Regulations, as well as the paper Bond Holders who meet the requirements indicated in Section 12.5.11 of this Indenture Agreement, may participate in Bondholder Meetings;

(xiii) The date of the certificate, the seal of the Issuer and the signature of the Issuer and Bondholders Representative; and

(xiv) Each certificate is understood to bear the following legend: “The only obligors to payment of this Bond are the Issuer and the obligors thereto. The fact that the Superintendency of Securities and Insurance has registered the issue does not mean that it secures payment thereof or the solvency of the Issuer. Accordingly, the risk of acquisition is the exclusive responsibility of the purchaser.”

4. Certificate of Positions

As provided in articles 13 and 14 of the DCV Law, as long as the Bonds remain electronic and on deposit with the DCV, the certificate of position issued thereby will be an enforceable instrument valid in filing any attachment action against the Issuer.

EIGHTH: USE OF FUNDS

The funds received from placing the first issue of the Bonds under this facility, i.e. the Series E Bonds, the characteristics of which are set down in Section 6 hereof, will be used entirely to refinance the Issuer’s liabilities. The funds from the Bonds placed that have been issued under the facility after the first issue identified in Section 6 hereof will be used for the purpose established in the respective Supplemental Deeds.

NINTH: OBLIGATIONS, LIMITATIONS AND PROHIBITIONS

Until the Issuer has paid Holders for all principal and interest on the Bonds in circulation that are issued under the Bond facility, the Issuer shall be subject to the following obligations, limitations and prohibitions, without prejudice to those that apply thereto pursuant to the general rules in the pertinent law:

1. It must maintain a debt ratio below 1.2, defined as the ratio between current interest-bearing liabilities and equity, measured and calculated quarterly using the consolidated financial statements presented in the form and period stipulated for the FECU. For these purposes:

(i) Current interest-bearing liabilities are defined, in the FECU format, as the sum of accounts 5.21.10.10, 5.21.10.20, 5.21.10.30, 5.21.10.40, 5.21.10.50, 5.22.10.00 and 5.22.20.00; and equity is defined in the FECU format as the sum of the minority interest (FECU account 5.23.00.00) and of equity (FECU account 5.24.00.00).

2. It must maintain a minimum interest expense coverage of 3.5, defined as the ratio between operating income plus depreciation plus amortization of intangibles and interest expense, measured and calculated quarterly for the period of 4 consecutive quarters prior to the date of calculation in respect of the consolidated financial statements presented in the forms and periods stipulated in the FECU. For these purposes:

(i) Operating income corresponds, in the FECU format, to account 5.31.11.00;

(ii) Depreciation corresponds, in the FECU format, to account 5.50.30.05; and

(iii) Amortization of intangibles corresponds, in the FECU format, to account 5.50.30.10; and

(iv) Interest expense corresponds, in the FECU format, to account 5.31.12.60.

3. It must keep assets free of liens for an amount equal to at least 1.3 times the unpaid balance of all Bonds issued by the Issuer and outstanding, calculated and measured quarterly on the consolidated balance sheet. For these purposes, the Issuer will send the Bondholders Representative a description of the following items together with the quarterly financial statements: Total assets, assets deductible that are not deliverable in guarantee, liened assets and the unpaid balance of all of the Bonds issued by the Issuer;

4. It must maintain a total consolidated equity, account 5.24.00.00 in the FECU, for at least the equivalent to 13,000,000 Unidades de Fomento. This amount should be calculated quarterly.

5. It must not make investments in instruments issued by related persons nor perform other transactions with related persons in conditions other than those prevailing on the market, as provided in article 89 of Companies Law 18,046. The Issuer's subsidiaries shall also abide by the stipulations in the preceding paragraph. The definition of "related persons" shall be as defined in article 100 of the Securities Market Law. The Bondholders Representative may request information on transactions with related persons of the Issuer in order to confirm compliance with the stipulations in this number and in such case, the Issuer shall send the Bondholders Representative such information together with the quarterly financial statements;

6. It must send the Bondholder’s Representative a copy of its quarterly and annual consolidated financial statements in the same period and format in which they must be provided to the Superintendency of Securities and Insurance. The Issuer shall also send the Bondholder’s Representative a copy of the risk rating reports no later than 5 Business Days after receipt from its private rating agencies. The Issuer undertakes to send the Bondholder’s Representative any other relevant information on the Issuer required by the Superintendency, in the same form and on the same dates that it is delivered to the Superintendency. The Bondholder’s Representative may also request annual and quarterly financial statements from the Issuer’s subsidiaries and the Issuer shall send them in no more than 10 Business Days after such request. If the information provided by the Issuer is rated “confidential,” the Representative shall maintain an appropriate confidentiality in regard thereto.

7. It must record provisions in its accounting books for adverse contingencies that must be indicated in the financial statements of the Issuer and its subsidiaries, when pertinent, in the opinion of the Issuer’s management and/or external auditors.

8. It must notify the Bondholder’s Representative of notices of Regular and Special Shareholders Meetings of the Issuer, using for this purpose all formalities and periods particular to notice to shareholders. The person appointed by the Bondholder’s Representative may attend those meetings with the right to speak, but not the right to vote.

9. It must advise the Bondholder’s Representative of any material or essential event occurring, understood to be as defined for open stock corporations.

10. It must keep the Bonds registered on the Santiago Stock Exchange as long as they are outstanding.

11. It must keep under contract two private risk rating agencies registered in the pertinent registries of the Superintendency as long as the Bonds issued under this agreement are outstanding so that they will be rated permanently, on an ongoing basis.

12. It must appoint independent external auditors annually in the terms of article 51 of the Companies Law.

13. It must prepare the Financial Statements according to generally accepted accounting principles and standards and instructions of the Superintendency; and

14. It must keep the goods and assets and those of its subsidiaries properly insured and provide information to the Bondholders Representative on the renewal or substitution of actual policies.

TENTH: MERGER, DIVISION OR TRANSFORMATION OF THE ISSUER; CREATION OF SUBSIDIARIES; SALE OF ASSETS AND LIABILITIES; OR SALE OF ESSENTIAL ASSETS.

1. Merger

A newly incorporated company or the company taking over, as the case may be, in the merger of the Issuer with one or more companies, either by creation or by incorporation, will assume any and all of the obligations imposed upon the Issuer in this Agreement and the Supplemental Deeds.

2. Division

All companies arising from a division of the Issuer will be jointly and severally liable for all obligations stipulated in this Agreement and in the Supplemental Deeds, even though it may be stipulated among them that the obligation to pay the Bonds issued under the facility will be proportional to the equity of the Issuer allocated to each thereof or any other proportion, and notwithstanding the lawful agreements that may be made with the Bondholders Representative.

3. Transformation

Should the Issuer change its legal nature, all obligations arising under this agreement and the Supplemental Deeds will apply to the transformed company, without exception.

4. Creation of Subsidiaries

The Issuer will notify the creation of one or more subsidiaries to the Bondholders Representative, which will not affect the rights of Bondholders nor the obligations of the Issuer under this Agreement and the Supplemental Deeds.

5. Sale of Assets and Liabilities to Related Persons and Sale of Essential Assets

In this case, the Issuer shall ensure that the transaction abides by arm's length conditions similar to those usually prevailing on the market. Assets essential to the Issuer are sales outlets and distribution power plants of the Issuer.

ELEVENTH: DEFAULTS BY THE ISSUER

The Issuer will grant equal treatment to all Holders of Bonds issued hereunder. The Issuer recognizes and agrees that any Bondholder may require payment of debt outstanding thereto should the Issuer not pay all sums owed in full to Bondholders for amortizations of principal, adjustments or ordinary or default interest, in the form, period and conditions set down in this Agreement and Supplemental Deeds. The Issuer also acknowledges and agrees that the Bondholders may, upon prior resolution of the Bondholders Meeting by the quorum established in article 124 of the Securities Market Law, demand full early payment of unamortized principal and interest accrued on all Bonds issued under the facility and it therefore agrees that all obligations assumed in regard thereto under this Agreement and under the Supplemental Deeds will be considered due on the same date that the Bondholders Meetings adopts the respective resolution, if one or more of the following events occurs:

1. The Issuer becomes delinquent or simply delays in the payment of any installment of principal or interest on the Bonds and does not remedy this within 15 days after occurrence, notwithstanding paying default interest indicated in Section 5.11 hereof. A delay in collection by a Bondholder will not constitute delinquency;

2. If the Borrower becomes delinquent in paying money obligations, whether direct or indirect, owed to third parties for a total accumulated amount greater than the equivalent to 5% of the Issuer's total assets (account 5.10.00.00 of the FECU), according to its most recent consolidated statements, and does not remedy this within 30 days after occurrence. A delay in paying commitments subject to lawsuits or litigation outstanding for obligations not recognized by the Issuer shall not be considered delinquency, which must be countersigned by the Issuer’s auditors;

3. A default on any obligation stipulated in Section 9 hereof or the Issuer or any of its subsidiaries becomes insolvent, provided the above situations are not cured in the period of 30 days after the date of notice to the Bondholders Representative.

4. Any representation made by the Issuer in the instruments issued or subscribed because of reporting obligations assumed herein is or proves to be maliciously false or incomplete;

5. Any other creditor of the Issuer legitimately collects all of a term money loan therefrom in exercise of the right of acceleration because of an event contained in the respective agreement except, however, when the event consists of default on a money obligation that does not exceed the equivalent to 5% of the Issuer's total assets (account No. 5.10.00.00 of the FECU), according to its most recent consolidated financial statements;

6. The Issuer is dissolved or wound up or the term of duration thereof is reduced to a period less than the final expiration of amortizations of all Bonds issued under the facility. The Issuer promises to give notice to the Bondholders Representative of any of the occurrences indicated in numbers 1 to 6 of this clause as soon as it occurs or becomes known thereto.

The Bondholders may act individually or jointly, personally or through the Bondholders Representative, in making early collection of the Bonds in this issue for the reasons indicated in this clause.

TWELFTH: BONDHOLDERS MEETINGS

Bondholders Meetings will be convened, held, installed, resolutions adopted and generally conducted in the manner stipulated in the Securities Law, in particular article 122 et seq., in the rules issued by the Superintendency, and in the following particular rules:

1. When the Bondholders Meeting is convened to discuss any of the matters that differentiate one series in circulation issued under this facility from another, the Bondholders Representative may choose to convene a Bondholders Meeting at which the Bondholders in each series will vote separately or convene separate meetings for Holders in each series or the respective series.

2. The Bondholders shall meet in Bondholders Meetings provided they are convened by the Representative pursuant to article 122 et seq. of the Securities Market Law.

3. The statement made by the Issuer or the Representative pursuant to Section 5.15 hereof shall be used to determine the Bonds in circulation, the par value thereof and the series and subseries thereof. In order to determine the Bonds in circulation and the par value thereof (i) before all Bonds in the first issue under the facility or all Bonds issued under Supplemental Deeds, as the case may be, have been placed or (ii) after the period for placement has expired but the Issuer has not made the aforesaid statement, the Issuer shall make a similar statement regarding the Bonds placed through that date, at least 6 Business Days in advance of the date of a meeting. If it does not, the statement may be made by the Bondholders Representative using the information available.

4. The notice of the Bondholders Meeting shall be given by the representative by means of a prominent notice published at least three times on different days in the Newspaper within 20 days prior to the date set for the meeting. The first notice may not be published less than 15 days in advance of the meeting. Notices shall state the day, time and place and purpose of the meeting. Moreover, since it is an electronic issue, at least 15 Business Days in advance of the Meeting, DCV shall be given written notice of the date, time and place of the meeting in order for it to be able to inform its depositors through its own systems.

5. The people who, on the Closing Date, hold a position in the electronic Bonds according to the list provided by DCV to the Issuer, as provided in article 12 of the DCV Law, and who also furnish the certificate indicated in article 32 of the DCV Regulations, may participate at the Bondholders Meeting. For these purposes, the Closing Date of position accounts in DCV will be the fifth Business Day prior to the date of the Meeting wherefore the Issuer shall provide the pertinent information to DCV sufficiently in advance. By mere delivery of the list from DCV, the Holders of positions appearing thereon shall be deemed registered in the Special Registry that the Issuer will open for purposes of meeting attendance; as shall the Holders of paper Bonds who have withdrawn their certificates from DCV, provided they have been registered for participation in the respective meeting five Business Days in advance of the date thereof in the Special Registry that the Issuer will open for that purpose. These Holders must present the corresponding certificates or certificates of custody of the certificates issued by an authorized institution in order to be registered. In this latter case, the certificate shall state the series, subseries and number of the paper certificates in custody, the number of Bonds included therein and their par value.

6. The Special Bondholders Meeting may authorize the Representative to agree with the Issuer upon the amendments to this Indenture Agreement specifically authorized thereby, under the approval of two-thirds of all of the votes of the Bonds in circulation issued under this facility, notwithstanding the provisions in the third subparagraph of article 125 of the Securities Market Law.

7. The Bonds belonging to Holders who are persons related to the Issuer shall not be taken into account for purposes of a quorum and of the majorities required at meetings to approve the resolutions indicated in the preceding number, nor for the resolutions indicated in articles 105, 112 and 120 of the Securities Market Law.

8. Bondholders Meetings may deliberate on and approve the removal of the Representative and appointment of the replacement thereof, authorization for acts required by the law and, generally, all matters of common interest to the Bondholders.

9. The Issuer shall pay the reasonable expenses arising because of a Bondholders Meeting, either to rent rooms or equipment, publish notices and make other publications.

THIRTEENTH: BONDHOLDERS REPRESENTATIVE

1. Election, resignation, replacement and removal

The Bondholders Meeting may always remove the Representative and revoke the power of attorney thereof without having to state a reason. After resignation of the Representative or approval of the removal thereof, the Bondholders Meeting shall necessarily immediately appoint a replacement. The resignation or removal of the Representative shall take effect only after the replacement has accepted the position. The replacement of the Representative appointed in the manner stipulated in this clause shall accept the position at the same Bondholders Meeting where he is appointed or by a written declaration that he will deliver to the Issuer and to the removed or resigned Representative, which shall state his intent to accept the appointment or designation as new Representative. The resignation or removal and new appointment shall take effect from the date of the meeting where the replacement stated his acceptance of the position or from the date of the aforesaid declaration, and the replacement shall be vested with all rights, powers, duties and obligations that the law and this instrument confer upon the Representative. Notwithstanding the foregoing, the Issuer and the replacement of the Representative may require that the Representative deliver all documents and information on this issue in the possession thereof.

No replacement of the Representative may accept the position unless he meets the requirements in the law and this instrument to be a Representative. Once the Representative is replaced, the appointment of the replacement and acceptance of the position by such replacement must be disclosed within 15 Business Days following occurrence, by notice published on two different Business Days in a widely circulated newspaper in the country. This notwithstanding, the Superintendency and the Issuer must be informed of all these circumstances on the Business Day following occurrence. Furthermore, since it is an electronic issue, the notice on the election, replacement or removal of the Bondholders Representative shall be notified to DCV in order for it to be able to disclose it to its depositors through its own systems. The Indenture Agreement does not need to be amended to record this situation.

2. Events of Vacancy

The Bondholders Representative shall leave office because of resignation submitted to the Bondholders Meeting, because of disqualification or because of removal by the Bondholders Meeting. Neither the Bondholders Meeting nor the Issuer shall have the right to render an opinion or qualify the sufficiency of the reason serving as the basis for the Representative's resignation, which shall be at the exclusive and sole discretion thereof.

3. Rights and Powers of Control

In addition to the powers corresponding thereto as Representative and those granted thereto by the Bondholders Meeting, the Representative shall have all the attributions conferred thereupon by law and this Agreement. The Representative shall, in particular, take all judicial actions available in defense of the common interest of the principals thereof. He shall state the majority intent of his principals in claims and other judicial proceedings undertaken by the Representative in the collective interest of the Bondholders, but shall not need to prove that fact. If the Bondholders Representative must assume the individual or collective representation of all or any thereof in the exercise of actions in defense of the interests of such Bondholders, said Bondholders must previously provide him with the funds necessary to undertake that mission, including, inter alia, those involving payment of attorneys' fees and other judicial expenses. In the case of an electronic issue, the certificate of position issued by the DCV will be an enforceable instrument and valid in taking attachment action against the Issuer, as provided in Articles 13 and 14-bis of the DCV Law. The Representative will also be empowered to request and examine the books and documents of the Issuer provided there is good reason, in the opinion thereof, to do so and it is in the intention of protecting the interests of the principals thereof. He may ask the Issuer or external auditors thereof for the reports he deems pertinent for the same purposes and he will have the right to be fully informed in writing at any time of everything relating to the course of the Issuer's business and that of its subsidiaries by the CEO of the Issuer or his replacement. This right shall be exercised in a way that does affect corporate operations. The Representative may also attend the Issuer’s shareholders meetings without the right to vote and shall therefore be given notice of regular and special shareholders meetings through all the formalities and in the periods for notice to shareholders.

4. Duties and responsibilities. In addition to the duties and obligations granted to the Representative herein, the Representative shall have all other obligations stipulated in the law itself. He shall also be obligated, upon request by any of the Bondholders, to provide essential information on the Issuer that the Issuer must disclose in accordance with the law and will directly affect the Bondholders, always provided such information has been sent previously thereto by the Issuer. The Representative shall keep confidential the business, data and information he receives in exercise of his inspection authority and may not disclose or reveal the reports, circumstances and details of such transactions unless it is strictly indispensable to performing his duties. The Representative is forbidden to delegate all or part of his functions. The Issuer shall pay for all necessary, reasonable and certified expenses incurred by the Bondholders Representative in performing the functions contained in the law and in this Agreement, including those originating in the notice and holding of a Bondholders Meeting, which include the fees of the professionals involved, publication of meeting notices and other related expenses, and the Issuer shall provide the Bondholders Representative in due course with the funds to pay for them. The Representative shall act exclusively to the best interests of his principals and be liable for ordinary negligence in the performance of his duties, notwithstanding the administrative and criminal liability that is attributable thereto. It is stipulated that the representations contained herein and in the Bond certificates, except in regard to information on the Representative and such other representations and contractual stipulations that are the liability of the Representative pursuant to law, must be considered representations by the Issuer itself. The Representative shall assume no liability for the accuracy or veracity thereof.

5. Information

The Representative and the Bondholders themselves shall be deemed informed of the operations and financial statements that the Issuer must report to the Superintendency because of this issue by delivery of the information that the Issuer must provide to the Superintendency pursuant to the law, regulations and administrative rules. A copy of such information shall be sent simultaneously to the Bondholders Representative. The foregoing is without prejudice to the Issuer's obligation to deliver the information indicated in Sections 9.6 and 9.9 hereof to the Bondholders Representative in the terms therein stipulated. The Representative shall be understood to have fulfilled his obligation to report to the Bondholders if he maintains such information available thereto at his main offices. The Representative shall be understood to have fulfilled this obligation to confirm compliance by the Issuer with the terms, clauses and obligations herein through the information that he provides pursuant to this same clause.

6. Fee

The Issuer shall pay Banco de Chile the following sums as the Holders Representative:

(i) An initial fee for each indenture agreement under the facility, equal to 50 Unidades de Fomento plus Value-Added Tax;

(ii) A fixed annual fee of 80 Unidades de Fomento, plus Value-Added Tax, for the entire time that the Bonds issued under the facility are outstanding. This fee will accrue as of the date of the first placement of Bonds issued under the facility and shall be paid annually in advance, the first payment to be made at the time of the first placement of Bonds issued under the facility; and

(iii) A fee of 50 Unidades de Fomento, plus Value-Added Tax, for each Holders Meeting.

FOURTEENTH: PAYING BANK

1. Appointment

BANCO DE CHILE or the replacement or successor thereof in the manner indicated herein below shall be the bank that pays the obligations under the Bonds issued against the facility. Its function will be to act as a deputy in the payment of interest and principal and any other payment under the Bonds and to effectuate the other proceedings and measures necessary to that end. The Paying Bank shall be replaced by public deed executed by the Issuer, the Representative and the new Paying Bank. Such replacement shall take effect only once the replaced Paying Bank has been notified of such deed by a minister of faith and said deed has been annotated at the margin of this deed. The Paying Bank may not be replaced 30 Business Days prior to any principal or interest payment date. In the event of replacement of the Paying Bank, the place of payment of the Bonds will be the place indicated in the deed of replacement or in the Issuer’s domicile, if nothing is said therein. The Paying Bank may resign from his position with reason at least 90 days in advance of any date for the payment of interest or amortization of principal and shall give notice that same time in advance by certified letter to the Issuer, to the Bondholders Representative and to the DCV. In that case, it shall be replaced in the manner stated above and if no replacement is appointed, payments of principal and/or interest on the Bonds shall be made at the Issuer's office. Any change or substitution of the Paying Bank for any reason will be notified to the Bondholders by notice published on two different days in the Newspaper. The first notice shall be published no less than 30 days in advance of the next expiration date of any coupon. Replacement of the Paying Bank shall not require nor suppose any amendment to this Indenture Agreement.

2. Fee

BANCO DE CHILE shall receive a fixed annual fee of 50 Unidades de Fomento, plus Value-Added Tax, for its services as Paying Bank as long as the Bonds issued under the facility are outstanding. This fee shall accrue as of the date of the first placement of Bonds issued under the facility and shall be paid annually in advance, the first payment to be made at the time of the first placement of Bonds issued under the facility.

3. Place and Form of Payment and Supply of Funding

Payment shall be made at the main offices of the Paying Bank, currently located at Ahumada 251, this city, during normal public banking hours. The Paying Bank shall make payments to the Holders for order and account of the Issuer. The Issuer shall supply the necessary funds to the Paying Bank for the payment of interest and principal on the Bonds by deposit of available funds at least one Business Day in advance of the date when the respective payment must be made. The Paying Bank shall not make the respective payment of principal or interest on the Bonds, without any liability thereto, if it does not receive funding opportunely. The Paying Bank shall not make any partial payments if it does not receive sufficient funds to make all of the corresponding payments. For purposes of the relations between the Issuer and the Paying Bank, the legitimate Holder of electronic Bonds shall be presumed to be the one who has that status according to certification by the DCV, as provided in the DCV Law, the DCV Regulations and the DCV Internal Regulations. In the case of paper certificates, whoever presents such certificates simultaneous to delivery of the respective coupons for collection of the latter shall be presumed to be the legitimate Holder of the Bonds.

FIFTEENTH: DOMICILE AND ARBITRATION

For all legal purposes derived from this Agreement, the parties elect their special domicile as the city and borough of Santiago and submit to the competence of its ordinary courts of justice regarding all such matters that are not expressly submitted to the venue of the arbitral tribunal established herein below. Notwithstanding the unwaiveable right of the plaintiff to resort to the ordinary courts, the differences arising because of the issue of the Bonds under this facility, the term or extinguishment thereof, whether arising among the Bondholders or the Representative thereof, and the Issuer, will be submitted to the decision of an arbiter, who shall follow the rules stipulated in the law for ordinary judges, according to the nature of the action filed, in regard to procedure as well as a final decision. Said arbiter shall be appointed by mutual consent of the disputing parties and failing consent, by the ordinary courts. However, in that case, the appointment may only fall upon an attorney who is or has been a dean or director of the University of Chile and Catholic University of Chile Law School, Santiago campus, or a full professor of Civil or Commercial Law who is teaching or has taught those subjects at said universities for at least 5 years. The request for appointment of an arbiter made by any of the parties to the ordinary courts shall suffice to prove that there is no agreement thereamong. There shall be no remedy against the resolutions of the arbiter, except for the remedy of complaint. The fees of the arbitral tribunal and the procedural costs will be paid by whoever has filed the arbitration, except in disputes in which the Issuer is a party, in which case both expenses will be borne by the Issuer, notwithstanding the right of the affected parties to take recourse, if relevant, against the party ultimately condemned to pay costs.

SIXTEENTH: APPLICATION OF COMMON RULES

Anything not regulated in Section 6 hereof in regard to the Bonds forming part of the first issue under the facility or in the respective Supplemental Deeds for Bonds in subsequent issues shall be subject to the common rules stipulated herein for all Bonds issued under this facility, regardless of their series or subseries.

SEVENTEENTH: SUBSIDIARY RULES AND INNATE RIGHTS

Alternative to the stipulations herein, the pertinent laws and regulations as well as the rules, rulings and instructions issued now or in the future by the Superintendency of Securities and Insurance in use of its legal authority shall apply to the Bonds issued under the facility.

EIGHTEENTH: It is stipulated that according to article 112 of the Securities Market Law, no special trustee, custodian or qualified experts need be appointed for this Bond issue.

NINETEENTH: REGISTRATIONS AND EXPENSES

The bearer of a notarized copy of this deed is empowered to request the corresponding registrations. The taxes, notarial and registration expenses and eventual releases arising under this instrument will be paid by the Issuer.

AUTHORITIES

The authority of Mr. Miguel Afif Núñez Sfeir to represent Distribución y Servicio D&S S.A. is evidenced in the public deed dated December 28, 2006, executed in the Santiago Notarial Office of Mr. José Musalem Saffie. The authority of Alberto Esquivel Muñoz to represent BANCO DE CHILE is set down in the public deed dated March 17, 2005, executed in the Santiago Notarial Office of Mr. René Benavente Cash.

The authority of Mr. Rodrigo Le-Beuffe Souper to represent BANCO DE CHILE is evidenced in the public deed dated June 30, 2003, executed in the Santiago Notarial Office of Mr. René Benavente Cash. None of these authorities are inserted as they are known to the parties, at the specific request thereof, and as the attesting notary has seen them. This text was written by Mr. Cristobal Herrera Barriga, attorney.

In witness whereof, the parties sign this instrument after reading it. A copy is issued. This page corresponds to the deed of the Indenture Agreement between Distribución y Servicio D&S S.A. and BANCO DE CHILE. I attest.

/s/ Miguel Afif Núñez Sfeir
ON BEHALF OF DISTRIBUCIÓN Y SERVICIO D&S S.A.
ID NO. 10.087.763-5

/s/ Alberto Esquivel Muñoz
ON BEHALF OF BANCO DE CHILE
ID NO. 6.374.597-9

/s/ Rodrigo Le-Beuffe Souper
ON BEHALF OF BANCO DE CHILE
ID NO. 8.795.131-6